Exhibit 99.1

Fortune Brands Announces Expectation for First Quarter EPS, Increase in Free Cash Flow Target and Action on Dividend

  Each Business Performed At or Above Company’s Expectations; Company Reaffirms Full-Year Earnings Target
  Increases 2009 Target for Free Cash Flow from Range of $100-200 Million to Range of $400 Million
  Enhances Financial Flexibility with Proactive Cash-Management Initiatives and Reduction in Dividend Rate

DEERFIELD, Ill.--(BUSINESS WIRE)--April 28, 2009--Fortune Brands, Inc. (NYSE:FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today announced its expectation for first quarter 2009 results, which it will report on Friday, May 1.

In advance of its annual meeting of shareholders today, the company announced that it anticipates reporting diluted earnings per share for the quarter of approximately $0.05, and excluding one-time items, EPS before charges/gains in the range of $0.30.

“Each of our businesses performed at or above our expectations in navigating what we expected to be the most difficult quarter of the year,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “While economic conditions and the consumer environment remain challenging, our first quarter results reinforce our confidence in achieving our full-year earnings target of diluted EPS before charges/gains to be in the range of $2.00-2.50.”

Cash-Management Initiatives & Dividend Reduction Enhance Financial Flexibility

The company also announced a series of initiatives designed to increase free cash flow, thereby strengthening its balance sheet and enhancing its ability to pay down debt and capitalize on potential value-creating opportunities. As a result of these initiatives, the company boosted its 2009 target for free cash flow from the range of $100-200 million to the range of $400 million, after dividends and capital expenditures.

“As we position Fortune Brands to create value in this challenging economy and beyond, one of the undeniable truths of the current economic environment is that ‘cash is king,’” Carbonari continued. “Enhancing financial flexibility in this climate is a strategic imperative that increases our ability to create value for shareholders.

“We’ve taken a proactive approach to cash management in two important ways,” said Carbonari. “First, we’re sharpening our focus on cash flow generation across all of our businesses, targeting an additional $125 million of free cash this year by further tightening capital expenditures and enhancing our use of working capital.

“Second, our board of directors has approved a reduction in the dividend to an annual rate of $0.76 per share – payable 19 cents per quarter – enabling Fortune Brands to retain an additional $150 million on an annualized basis, which represents $110 million over the balance of 2009. This change results in a current payout ratio in the range of 30-38% based on our 2009 earnings target range. This is not an action we took lightly. However, we believe aligning our dividend with our historical payout ratio is a prudent course of action in the current environment and is in the best long-term interest of our shareholders. I also want to underscore that we remain committed to a meaningful dividend, and we look forward to building on it in the future,” Carbonari concluded.

Company Declares Dividend

Upon determining the new dividend rate, the board declared a regular dividend of 19 cents per share on the Common Stock, payable in cash on June 1, 2009 to stockholders of record at the close of business May 13, 2009.

The company also declared a regular dividend of 66.75 cents per share on the $2.67 Convertible Preferred Stock, payable in cash on June 10, 2009 to stockholders of record at the close of business May 13, 2009.

The company will report complete results for the first quarter of 2009 on the morning of Friday, May 1st.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing market; competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the U.S. and international distribution structure in the company’s spirits business; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

ESTIMATED DILUTED EPS BEFORE CHARGES/GAINS
EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding restructuring and restructuring-related items.

For the first quarter of 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $60.2 million ($37.7 million after tax or $0.25 per diluted share) of restructuring and restructuring-related items.

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

Three Months Ended March 31,
2009

Earnings Per Common Share - Diluted
Income from Continuing Operations before Charges/Gains	0.30
Restructuring and restructuring-related items	(0.25)

Income from Continuing Operations	0.05

Net Income	0.05

TARGETED FREE CASH FLOW
2009 Full Year
Targeted Range

Free Cash Flow (a)	$375 - 425
Add:
Net Capital Expenditures	150
Dividends Paid	152
Cash Flow From Operations	$677 - 727

(a) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

RECONCILIATION OF FULL YEAR 2009 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.00 to $2.50 per share. On a GAAP basis, the company is currently targeting diluted EPS from continuing operations to be in the range of $1.60 to $2.10 per share.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410